411 E. Bonneville Avenue Suite 300 Las Vegas, Nevada 89101-6632 Telephone 702.384.3877 Facsimile 702.384.7057	Rew R. Goodenow Direct Dial (775) 789-6543 E-Mail RGoodenow@parsonsbehle.com

January 10, 2008

Alexander Weis, CEO
OncoVista Innovative Therapies, Inc.
14785 Omicron Drive, Suite 104
San Antonio, TX 78245

Re:	Pre-effective Amendment No. 2 to
Registration Statement on Form SB-2. File No. 333-147360

Ladies and Gentlemen:

OncoVista Innovative Therapies, Inc., fka Aviation Upgrade Technologies, Inc., a Nevada corporation (the “Company”), filed the above-referenced registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission for the registration of the resale by certain stockholders of the Company (the “Selling Stockholders”) of up to 3,882,848 shares (the “Shares”) of common stock of the Company (the “Common Stock”) now outstanding and 1,249,569, additional shares of Common Stock (the “Warrant Shares”) issuable upon exercise of warrants described in the Registration Statement (the “Warrants”). You have requested our opinion as special counsel regarding the validity of the Shares and Warrant Shares being registered for resale by the Selling Stockholders under the Registration Statement, and no opinion is expressed herein as to any other matter, including the contents of the Registration Statement and the related prospectus.

In rendering our opinion, we have examined the following records, documents, and instruments:

(a) The Articles of Incorporation of the Company, as amended, certified by the Nevada Secretary of State as of August 30, 2007, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

(b) The Bylaws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this Opinion;

(c) A Certificate of Good Stating relating to the Company issued by the Secretary of State of the State of Nevada as of January 8, 2008;

Alexander Weis, CEO
January 10, 2008
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(d) A Certificate of the Secretary of the Company certifying the Articles, Bylaws and authorized, issued, and reserved stock of the Company, dated January 8, 2008.

(e) Written Consent of the Board of Directors of the Company dated November 13, 2007, concerning expansion of the Board of Directors.

(f) Written Consent of the Board of Directors of the Company dated August 16, 2007, concerning the resignation and election of officers and directors and general authorization of the merger.

(g) Written Consent of the Board of Directors of the Company dated October 11, 2007, concerning the forward split of Company Common Stock.

(h) Written Consent of the Board of Directors of the Company dated October 26, 2007, concerning authorization of a merger agreement by which the Company is contractually obligated to issue shares of Common Stock.

(i) A copy of the Agreement and Plan of Merger, dated as of October 26, 2007 (“Merger Agreement”).

(j) A copy of the form of Warrants issued to purchasers of units in the OncoVista, Inc. private placement that closed in August 15, 2007, and to Maxim Group LLC on August 15, 2007.

(k) The opinion of Reitler Brown & Rosenblatt, attorneys, dated August 15, 2007.

In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law, as we have deemed appropriate and necessary in order to express the opinions set forth herein.

In our examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates from various public officials and officers of the Company.

We have relied upon and assumed the accuracy of the material and the factual matters contained herein and the documents listed above. With their permission, we have relied on opinions number 5 and number 6 from the opinion of Reitler Brown & Rosenblatt referred to above. With the exception of the Company’s registration of the Shares we have assumed, with your permission, that the Merger Agreement has been approved by the

Alexander Weis, CEO
January 10, 2008
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stockholders and directors of the constituent entities in accordance with applicable Delaware law and is a valid, binding and enforceable agreement, and that the transactions contemplated therein have been fully consummated in accordance with its terms.

It is our understanding that the share certificates of the Company have not been delivered to the Selling Stockholders and that the certificates in Onco Vista, Inc., have not been surrendered. We assume that the Shares will be executed and delivered to the Selling Stockholders prior to their sale by the Selling Stockholders in the manner described in the Registration Statement.

Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the Shares and Warrant Shares being registered in the Registration Statement for transfer by the Selling Stockholders, which have been or may be issued by the Company as described in the Registration Statement, have been validly issued and constitute fully paid and non-assessable shares of the Company’s Common Stock, concerning the Shares that have already been issued, or will be validly issued and constitute fully paid and non-assessable shares of the Company’s Common Stock upon receipt of the consideration specified and issuance of those Shares not yet issued.

No opinion is expressed herein as to any laws other than the laws of the State of Nevada.

We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is provided solely for the Company’s use in complying with the Commission’s requirements applicable to filing of the Registration Statement and may not be used for any other purpose.

Sincerely, /s/ PARSONS BEHLE & LATIMER PARSONS BEHLE & LATIMER